UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2026

CHILEAN COBALT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-268335	82-3590294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1199 Lancaster Ave, Suite 107

Berwyn, Pennsylvania 19312

(Address of principal executive offices)

(484) 580-8697

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 14, 2026, Chilean Cobalt Corp. (the “Company”) issued a press release announcing it has entered into a binding earn-in and option agreement with NeoRe SpA, a privately-held Chilean company (together with its subsidiaries, “NeoRe”) that affirms and expands the terms as outlined in the non-binding Letter of Intent that was referenced in a press release on November 12, 2025. The Company will provide limited capital towards a phased development strategy, which would lead to an option for outright purchase of the an ionic adsorption clay-style REE project in exchange for 6,000,000 common shares of the Company. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On January 8, 2026, the Company entered into a binding earn-in and option agreement with NeoRe. Pursuant to the terms of the earn-in and option agreement, which offer an exclusive due diligence period, the Company agreed to provide NeoRe with up to a maximum of $3,000,000USD to earn the option to acquire approximately 4,250 hectares of an ionic adsorption clay-style REE system enriched with yttrium, neodymium, dysprosium, and terbium, elements critical to defense and advanced manufacturing supply chains. If the option is not exercised, the Company will otherwise receive a Net Smelter Royalty (“NSR”) for capital provided of as much as 2%, dependent on the phase of development achieved. The Company expects the development scale-up to occur over approximately 12-24 months, subject to technical, regulatory, and market conditions. NeoRe may earn additional bonus shares by meeting certain permitting and production targets to be agreed upon by both parties. A definitive agreement for acquisition would outline the conditions precedent, project management and environmental, social and governance commitments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Chilean Cobalt Corp. on January 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHILEAN COBALT CORP

Dated: January 14, 2026	By:	/s/ Duncan T. Blount
	Name:	Duncan T. Blount
	Title:	Chief Executive Officer

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